The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-284340
Subject to Completion, Dated June 8, 2026
Preliminary Prospectus Supplement
(to Prospectus dated January 17, 2025)
Jackson Financial Inc.
$         % Senior Notes due
Jackson Financial Inc. is offering $         aggregate principal amount of its      % senior notes due                   (the “notes”). We will pay interest semi-annually in arrears on the notes on          and          of each year, commencing on            , 2026. The notes will mature on             .
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness.
We may redeem some or all of the notes from time to time and at any time at the redemption prices described under the section titled “Description of Notes — Optional Redemption.”
Investing in the notes involves risks. See a discussion of certain risks in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the periodic reports we file with the Securities and Exchange Commission that should be carefully considered before investing in the notes.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to Jackson Financial Inc.	%	$

(1)
Plus accrued and unpaid interest, if any, from             , 2026.

We do not intend to apply for a listing of the notes on any securities exchange or automated quotation system. Currently, there is no market for the notes.
The underwriters expect to deliver the notes through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), against payment in New York, New York on or about        , 2026.

Joint Book-Running Managers
Deutsche Bank Securities BNP PARIBAS J.P. Morgan SOCIETE GENERALE
The date of this prospectus supplement is         , 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the notes.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our” and “Company” mean Jackson Financial Inc. and its consolidated subsidiaries, and references to “JFI” or the “Issuer” are to Jackson Financial Inc. only.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued or authorized by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our other filings with the Securities and Exchange Commission (“SEC”) incorporated by reference into this prospectus supplement and the accompanying prospectus.
Jackson Financial Inc.
We are a financial services company focused on helping Americans in the United States (the “U.S.”) secure their financial futures. We believe we are well-positioned in our markets because of our differentiated products and our well-known brand among distributors and advisors. Our market position is supported by our efficient and scalable operating platform and industry-leading distribution network. We are confident these core strengths will enable us to grow as an aging U.S. population transitions into retirement.
We offer a diverse suite of annuities to retail investors in the U.S. Our variable annuities have been among the best-selling products of their kind in the U.S., principally due to the differentiated features we offer as compared to our competitors and, in particular, the wider range of investment options and greater freedom to invest across multiple investment options. We also offer registered index-linked, fixed index, fixed, and payout annuities.
We sell our annuity products through an industry-leading distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, independent registered investment advisors, third-party platforms, and insurance agents. We were the seventh largest retail annuity company in the U.S. for the nine months ended September 30, 2025, and the eighth largest for the year ended December 31, 2024, as measured by sales, according to the latest available report from Life Insurance Marketing and Research Association, a worldwide insurance and related financial services trade association. Our total retail annuity sales for the years ended December 31, 2025 and 2024 were $19.7 billion and $17.8 billion, respectively.
Our operating platform is scalable and efficient. We administer approximately 82% of our in-force policies on our in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. We believe our operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service while maintaining a combined statutory operating expense-to-asset ratio of 27 basis points at our principal insurance company subsidiaries for the year ended December 31, 2025, which we believe is among the lowest in the life and annuity industry.
Product design and pricing are key aspects of our risk management approach, as is our hedging program. We intend to continue using our diverse product offerings, distribution capabilities, and operating platform to pursue growth opportunities.
These core strengths enable us to produce an attractive financial profile, reflected by our record of generating profitable growth and earning attractive returns. In addition, we have shown a commitment to long-term capital return to common shareholders through our share repurchase program and dividends.
JFI became an independent public company on September 13, 2021. Our principal operating subsidiary, Jackson National Life Insurance Company (“Jackson National Life”), was founded in Jackson, Michigan in 1961. Our insurance company subsidiaries are licensed to distribute insurance products in all 50 U.S. states and the District of Columbia.
Our principal executive office is located at 1 Corporate Way, Lansing, Michigan 48951, and our telephone number at that address is (517) 381-5500.

The Offering
Issuer
Jackson Financial Inc.
Securities Offered
$      aggregate principal amount of    % senior notes due          .
Maturity Date
The notes will mature on          .
Interest
Interest on the notes will accrue at a rate of    % per annum.
Interest Payment Dates
The Issuer will pay interest semi-annually in arrears on the notes on          and         of each year, commencing on           , 2026. Interest will accrue on the notes from           , 2026.
Ranking
The notes will be the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s subsidiaries, which means that creditors and preferred equity holders of the Issuer’s subsidiaries will be paid from the subsidiaries’ assets before holders of the notes would have any claims to those assets.
Further Issuances
The Issuer may, from time to time, without notice to or the consent of the existing holders of the notes, issue additional notes having the same terms as the notes offered hereby, provided that, if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax or other purposes, the additional notes will have a separate CUSIP number so that they are distinguishable from the notes offered hereby.
Covenants
The indenture (as defined herein) will contain covenants that restrict the Issuer’s ability, with specified exceptions, to:
•
create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of Jackson National Life, any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer, or any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor, unless the notes then outstanding are secured equally and ratably with (or prior to) such secured debt so long as such debt is so secured;

•
sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of Jackson National Life, any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer, or any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor; subject to limited exceptions including, a sale or other disposition of any shares of such capital stock for at least fair market value will be permitted; and

•
merge with or into or consolidate with another entity or convey, lease or otherwise transfer all or substantially all of the Issuer’s assets to any other entity, subject to limited exceptions, including to one of its direct or indirect wholly owned subsidiaries. See “Description of Notes — Consolidation, Merger, Transfer of Assets and Other Transactions.”

Optional Redemption
We may redeem the notes in whole at any time or in part from time to time, at our option, at the applicable redemption price set forth in this prospectus supplement. See “Description of Notes — Optional Redemption.”
Use of Proceeds
We expect to receive net proceeds, after deducting the underwriting discounts and other offering expenses payable by us, of approximately $      million.
We intend to use the net proceeds for general corporate purposes, which may include, among other things, repaying or redeeming at or before maturity, our $400,000,000 5.170% Senior Notes due 2027 (the “2027 senior notes”) and/or Jackson National Life’s $250,000,000 8.15% surplus notes due 2027 (the “2027 surplus notes, together with the 2027 senior notes, the “2027 notes”). See “Use of Proceeds.”
Absence of Public Market for the Notes
The notes are a new issue of securities, and there is currently no established trading market for the notes. The Issuer does not intend to apply for a listing of the notes on any securities exchange or automated dealer quotation system.
The underwriters have advised the Issuer that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. Accordingly, the Issuer cannot assure you as to the development of liquidity of any trading market for the notes. See “Risk Factors — Risks Relating to the Notes and This Offering — There is currently no market for the notes, and the Issuer cannot assure you that an active trading market for the notes will develop. The notes may trade at prices below the price you paid for them.”
Clearance and Settlement
The notes will be issued in book-entry form through the facilities of DTC for the accounts of its participants, including Clearstream and Euroclear, and will trade in DTC’s same day funds settlement system. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances.
Form and Denomination
The notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Governing Law
The notes will be governed by the laws of the State of New York.
Trustee
The Bank of New York Mellon Trust Company, N.A.
Risk Factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and the periodic reports we file with the SEC to read about important factors you should consider before investing in the notes.

RISK FACTORS
Your investment in the notes will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the notes before deciding whether an investment in the notes is suitable for you. In addition to the risk factors relating to the notes set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and the other reports filed with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.
Risks Relating to the Notes and This Offering
The indenture will not limit the amount of indebtedness that the Issuer or its subsidiaries may incur.
As of March 31, 2026, we had $2.03 billion of indebtedness, representing a total financial leverage ratio of 15.7%. The Issuer will not be, and none of its subsidiaries will be, restricted from incurring additional indebtedness or other liabilities, including issuing additional notes, under the indenture except for certain limitations on the Issuer’s ability to incur indebtedness that is secured by a lien on the shares of capital stock of Jackson National Life as described in “Description of Notes.” The Issuer expects that the Issuer or its subsidiaries will from time to time incur additional indebtedness and other liabilities. In addition, the indenture will not restrict the Issuer or its subsidiaries from paying dividends on or issuing or repurchasing its or their securities. If the Issuer or any of its subsidiaries incurs additional indebtedness or liabilities or undergoes a recapitalization, the Issuer’s ability to pay its obligations on the notes could be materially and adversely affected. Any such incurrence of additional indebtedness would increase the risks created by our level of indebtedness.
We intend to return capital to stockholders of approximately 40% to 60% of the annual change in our excess capital, adjusted for any capital contributions and distributions, which could negatively affect our ability to meet our future obligations, including payments of principal and interest on the notes.
We intend to return capital to stockholders of approximately 40% to 60% of the annual change in our excess capital, adjusted for any capital contributions and distributions, which could negatively affect our ability to meet our future obligations, including payments of principal and interest on the notes and our other indebtedness. On September 18, 2025, our board of directors authorized an increase of $1 billion in our existing authorization to repurchase shares of our outstanding common stock as part of our share repurchase program. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions. There are no covenants under the indenture governing the notes limiting our ability to pay dividends or engage in repurchases of our common stock. The use of a portion of our capital for purposes of paying dividends, making other distributions to our stockholders or repurchasing shares of our common stock would reduce the amount of cash available to repay our indebtedness, including payments of principal and interest on the notes. See “— The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes.”
The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes.
The indenture for the notes does not:
•
require the Issuer to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
limit the Issuer’s ability to incur indebtedness or other obligations that are equal in right of payment to the notes;

•
restrict the Issuer’s subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to the Issuer’s equity interests in its subsidiaries and therefore rank effectively senior to the notes with respect to the assets of its subsidiaries;

•
restrict the Issuer’s ability to repurchase or prepay any of its securities or other indebtedness;

•
restrict the Issuer’s ability to make investments or to repurchase, or pay dividends or make other payments in respect of, its common stock or other securities ranking junior to the notes; or

•
provide for any adjustment to the interest rate on the notes in the event the Issuer’s credit rating is downgraded.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict the Issuer’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes. See “Description of Notes.”
Our ability to meet our obligations and pay interest on the notes is dependent upon distributions from our subsidiaries and the notes will be effectively subordinated to the obligations of our subsidiaries.
The Issuer is a holding company for all of our operations and a separate legal entity from our subsidiaries. Dividends, interest payments and other distributions from its subsidiaries are the Issuer’s principal source of cash flow to pay principal and interest on its indebtedness (including on the notes), to pay corporate expenses, to pay any stockholder dividends, to repurchase stock and to meet its other obligations. The inability to receive dividends from our subsidiaries could have a material adverse effect on our business, financial condition, results of operations and cash flows. The ability of our insurance subsidiaries to pay dividends and make other distributions to us will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals, which are based in part on the prior year’s statutory income, capital and surplus and unassigned funds and require our insurance subsidiaries to hold a specific amount of minimum reserves in order to meet future obligations on their outstanding policies. These regulations specify that the minimum reserves must be sufficient to meet future obligations, after giving consideration to future required premiums to be received, and are based on, among other things, certain specified mortality tables, interest rates and methods of valuation, which are subject to change. In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure they hold sufficient amounts to cover actual or expected contract and claims payments. At times, we may determine that reserves in excess of the minimum are needed to ensure sufficient coverage. Changes in, or reinterpretations of, these regulatory standards could constrain the ability of our subsidiaries to pay dividends or to advance or repay funds in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to us. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations and pay interest on the notes.
Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to meet our obligations and pay interest on the notes from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, our obligations and the payments of interest on the notes will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. As of March 31, 2026, the Issuer’s subsidiaries had consolidated indebtedness of $293 million and the Issuer’s insurance subsidiaries had $300.1 billion in combined liabilities to policyholders and contract holders, including separate accounts, all of which would effectively rank senior to the notes upon our liquidation.
The notes are effectively subordinated to any future secured debt of the Issuer and its subsidiaries.
The notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s existing and future unsecured senior indebtedness, including borrowings under our existing revolving credit facility. The notes will be effectively subordinated to any secured indebtedness of the Issuer and its subsidiaries to the extent of the value of the collateral securing such indebtedness. The Issuer may incur secured indebtedness in the future, subject to the covenant described under “Description of Notes — Limitation on Liens.” That covenant, however, only limits the Issuer’s ability to incur indebtedness that is secured by a lien on the capital stock of Jackson National Life, and will not prevent the Issuer from granting liens over other assets.
There is currently no market for the notes, and we cannot assure you that an active trading market for the notes will develop. The notes may trade at prices below the price you paid for them.
Currently, there is no market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or automated quotation system. Accordingly, there can be no assurances that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurances as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops may be affected by many factors independent of and in addition to the foregoing, including:
•
time remaining to the maturity of the notes;

•
outstanding amount of the notes;

•
the terms related to optional redemption of the notes; and

•
level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.
If an active trading market for the notes does develop, general market conditions and unpredictable factors could adversely affect market prices for the notes.
There can be no assurance about the market prices for the notes. Several factors, many of which are beyond our control, will influence the market prices of the notes. The market price of the notes depends on many factors, including:
•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness;

•
the financial strength ratings of our insurance subsidiaries;

•
the ratings given to our securities by credit rating agencies, including the ratings given to the notes;

•
prevailing interest rates;

•
economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally;

•
the market for similar securities; and

•
other risks, uncertainties and factors, including those discussed under “Forward-Looking Statements — Cautionary Language” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and the risk factors and other information in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus.

A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to us or our securities, including the notes, could cause the liquidity or trading price of the notes to decline significantly.
Real or anticipated changes in the credit ratings assigned to the notes or our credit ratings generally could affect the trading price of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the notes, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the notes, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the notes to decline significantly.
The rating agencies that currently or may in the future publish a rating for us or the notes may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the notes, which is sometimes called “notching”. If the rating agencies change their practices for rating these securities in the future, and the ratings of the notes are subsequently lowered or “notched” further, the trading price of the notes could be negatively affected.
The Issuer may redeem the notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.
The Issuer may redeem some or all of the notes at any time or from time to time at the redemption prices described in “Description of Notes — Optional Redemption.” In the event the Issuer chooses to redeem your notes, you may not be able to reinvest the redemption proceeds in an investment that results in a return comparable to the notes.

FORWARD-LOOKING STATEMENTS — CAUTIONARY LANGUAGE
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement is a statement about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident,” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance, and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements due to a variety of factors, including:
•
conditions in the capital and credit markets and the economy, which impact liquidity, investment performance and valuation, hedge program performance, interest rates and credit spreads;

•
Jackson Financial Inc.’s dependence on the ability of its subsidiaries to transfer funds to meet Jackson Financial Inc.’s obligations and liquidity needs;

•
downgrade in our financial strength or credit ratings, which impact our business and costs of financing;

•
changes in laws and regulations, which impact how we conduct our business, the relative appeal of our products versus those from other financial institutions, and changes in accounting standards, which impact how we account for and present our results of operations;

•
operational failures, including failure of our information technology systems, failure to protect the confidentiality of customer information or proprietary business information, and disruptions from third party outsourcing partners;

•
a failure to adequately describe and administer, or meet any of the complex product and regulatory requirements relating to, the many complex features and options contained in our annuities;

•
adverse impacts on our results of operations and capitalization as a result of optional guarantee benefits within certain of our annuities;

•
models that rely on a number of estimates, assumptions, sensitivities and projections, which models inform our business decisions and strategy and which may contain misjudgments and errors and may not be as predictive as desired;

•
risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics, malicious acts, cyberattacks, terrorist acts, civil unrest and climate change;

•
inadequate reserves due to differences between our actual experience and management’s estimates and assumptions;

•
changes in the levels of amortization of deferred acquisition costs; and

•
adverse outcomes of legal or regulatory actions.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our other filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

USE OF PROCEEDS
We expect to receive net proceeds, after deducting the underwriting discounts and other offering expenses payable by us, of approximately $      million.
We intend to use the net proceeds for general corporate purposes, which may include, among other things, repaying or redeeming at or before maturity, the 2027 senior notes and/or the 2027 surplus notes.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and consolidated capitalization as of March 31, 2026 (i) on an actual basis and (ii) on an as adjusted basis, to give effect to this offering of the notes. The following data should be read in connection with our condensed consolidated financial statements and notes thereto, which are incorporated by reference herein.
	As of March 31, 2026
(dollars in millions, except share and per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$5,539	$
Debt:
2027 surplus notes	250
FHLBI bank loans due 2034 & 2025	43
2027 senior notes	399
3.125% Senior Notes due 2031	497
5.670% Senior Notes due 2032	348
4.000% Senior Notes due 2051	490
The notes offered hereby	—
Total debt	2,027
Equity:
Series A non-cumulative preferred stock and additional paid in capital, $1.00 par value per share: 24,000 shares authorized; 22,000 shares issued and outstanding at March 31, 2026; liquidation preference $25,000 per share(1)	533
Common stock; 1,000,000,000 shares authorized, $0.01 par value per share and 70,270,752 shares issued and outstanding at March 31, 2026(1)	1
Additional paid-in capital	6,393
Treasury stock, at cost; 24,217,563 shares at March 31, 2026	(1,671)
Accumulated other comprehensive income (loss), net of tax expense (benefit) of $(287) and $(377) at March 31, 2026	(2,728)
Retained earnings	6,968
Total stockholders’ equity	9,496
Noncontrolling interests	404
Total equity	9,900
Total capitalization	11,927

(1)
On May 1, 2026, our board of directors approved a 2026 second quarter dividend of $0.90 per Class A common share, payable on June 25, 2026, to shareholders of record at the close of business on June 11, 2026. We also announced the declaration of a cash dividend of $0.50 per depositary share, each representing a 1/1,000th interest in a share of Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A, payable on June 30, 2026, to depositary shareholders of record at the close of business on June 11, 2026.

DESCRIPTION OF NOTES
The following is a brief summary of the material terms of the notes and the indenture. The following summary does not purport to be complete, and is qualified in its entirety by reference to the indenture.
As used in this section, the terms “the Issuer,” “we,” “us,” and “our” mean Jackson Financial Inc. as a corporate entity, and not together with its consolidated subsidiaries, unless the context otherwise requires.
General
The notes will initially be limited to $      aggregate principal amount. The notes are to be issued under an indenture, dated as of November 23, 2021, between the Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as amended, supplemented or otherwise modified (the “base indenture”), to be supplemented by the eighth supplemental indenture to be dated as of      , 2026, between the Issuer and the trustee (the “eighth supplemental indenture” and, together with the base indenture, the “indenture”). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The notes will bear interest at a rate of       % per annum from       , 2026. Interest on the notes will be payable semi-annually in arrears on each        and       , beginning on       , 2026, to the persons in whose names the applicable notes are registered at the close of business on each       and       , as the case may be (whether or not a business day), immediately preceding such        and       . The notes will mature on      .
The Issuer may, without the consent of the holders of the notes, issue additional notes having the same terms as the notes offered hereby so that the existing notes and the new notes become part of the same series under the indenture; provided that, if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax or other purposes, the additional notes will have a separate CUSIP number.
The notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes are not subject to any sinking fund.
Ranking
The notes will be the Issuer’s unsecured and senior obligations and will rank equally in right of payment with all of the Issuer’s other existing and future unsecured and senior indebtedness.
The Issuer is a holding company with no direct operations. The Issuer conducts all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, the Issuer’s ability to meet its obligations on the notes and its other debt obligations depends on its ability to receive distributions from its subsidiaries. The notes will not be guaranteed by any subsidiary of the Issuer. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the Issuer’s debt securities, including the notes, or to provide the Issuer with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the notes will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the notes would have any claims to those assets. As of March 31, 2026, the Issuer’s subsidiaries had consolidated indebtedness of $293 million and its insurance subsidiaries had $300.1 billion in combined liabilities to policyholders and contract holders, including separate accounts, all of which effectively rank senior to the notes. See “Risk Factors — Risks Relating to the Notes and This Offering — Our ability to meet our obligations and pay interest on the notes is dependent upon distributions from our subsidiaries and the notes will be effectively subordinated to the obligations of our subsidiaries.”

Optional Redemption
Prior to       (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (x)      basis points, (b) less interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error, and the trustee shall have no duty to confirm or verify any such determination.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, in the case of definitive notes, selection of the notes for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Reporting Covenant
For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the indenture will require the Issuer to file with the trustee and make available to holders of the notes (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Issuer’s obligations hereunder.
In addition, at any time that the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, and to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any notes are outstanding, the Issuer will furnish or otherwise make available to holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture.
Limitation on Liens on Stock of Certain Subsidiaries
So long as any notes are outstanding, neither the Issuer nor any of its subsidiaries will, at any time directly or indirectly, create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any shares of capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of:
•
Jackson National Life;

•
any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer; or

•
any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor.

However, this restriction will not apply if the notes then outstanding are equally and ratably secured with such secured debt so long as such debt is so secured.

Limitations on Dispositions of Stock of Certain Subsidiaries
So long as any notes are outstanding and subject to the provisions of the indenture regarding mergers, consolidations and transfers of assets, neither the Issuer nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:
•
Jackson National Life;

•
any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer; or

•
any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor;

except for, in each case:
•
a sale or other disposition of any shares of such capital stock to the Issuer or to one of its direct or indirect wholly-owned subsidiaries;

•
a sale or other disposition of any shares of such capital stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or

•
a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Issuer’s request or the request of any subsidiary of the Issuer.

Consolidation, Merger, Transfer of Assets and Other Transactions
So long as any notes are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:
•
the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the notes and the indenture;

•
immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•
the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.
Events of Default, Notice and Waiver
The following shall constitute “events of default” under the indenture with respect to the notes:
•
The Issuer’s failure to pay any interest on any note when due and payable, continued for 30 days;

•
The Issuer’s failure to pay principal of or premium, if any, on any note when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•
The Issuer’s failure to observe or perform any other of the covenants or agreements with respect to the notes for 90 days after written notice of such failure is given to the Issuer by the trustee, or to the Issuer and the trustee by the holders of at least 25% in principal amount of the then outstanding notes;

•
certain defaults with respect to the Issuer’s indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would have otherwise become due and payable; and

•
certain events of bankruptcy, insolvency or reorganization of the Issuer.

If an event of default with respect to any of the notes shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the notes may declare, by notice as provided in the indenture, the principal amount of all the notes outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; provided further that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Any past default under the indenture with respect to the notes, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all notes outstanding under the indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any notes, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding note.
The trustee is required, within 90 days after the occurrence of a default of which it has received written notice and which is continuing with respect to the notes (without regard to any grace period or notice requirements), to give to the holders of the notes notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any notes, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the notes.
The trustee may require indemnification satisfactory to it by the holders of the notes with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the notes. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the notes.
No holder of a note may institute any action against the Issuer under the indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on the notes) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the notes specifying an event of default, as required under the indenture, (ii) the holders of at least 25% in aggregate principal amount of the notes then outstanding shall have requested the trustee to institute such action, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60 day period, the holders of a majority of the notes do not give the trustee a direction inconsistent with the request.
The Issuer will be required to furnish annually to the trustee statements as to the Issuer’s compliance with all conditions and covenants under the indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.
Defeasance and Covenant Defeasance
The Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the notes (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the notes (“covenant defeasance”), upon the deposit with the trustee or paying agent, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the notes to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that such notes, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the notes notwithstanding its prior exercise of its covenant defeasance option.
Modification and Waiver
Under the indenture, the Issuer and the trustee may supplement the indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of the notes, without the consent of those holders. The Issuer and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes, voting as a single class. However, the indenture will require the consent of each holder of notes that would be affected by any modification that would:
•
extend the fixed maturity of any notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•
change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the indenture;

•
reduce the amount of principal payable upon acceleration of the maturity thereof;

•
change the currency in which any note or any premium or interest is payable;

•
impair the right to enforce any payment on or with respect to any note;

•
reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•
reduce the requirements contained in the indenture for the consent of holders of the notes; or

•
modify any of the above provisions.

The indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding notes to waive the Issuer’s compliance with certain covenants contained in the indenture.
Payment and Paying Agents
Payment of interest on a note on any interest payment date will be made to the person in whose name a note is registered at the close of business on the record date for the interest payment.
Principal, interest and premium, if any, on the notes will be payable in U.S. dollars at the office of the paying agent that the Issuer designates for such purpose from time to time. Notwithstanding the foregoing, at the Issuer’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register or by wire transfer in accordance with the indenture.

Initially, the trustee will act as paying agent for payments with respect to the notes.
Subject to applicable law, all moneys paid by the Issuer to a paying agent for the payment of the principal, interest or premium, if any, on any note which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to the Issuer upon request, and the holder of such note thereafter may look only to the Issuer for payment thereof.
Governing Law
The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
Relationship with the Trustee
The Bank of New York Mellon Trust Company, N.A. will serve as the trustee, security registrar and paying agent under the indenture. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee and its affiliates.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
The Global Notes
The notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”).
Upon issuance, each of the global notes will be deposited with the agent as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of each global note with DTC or its custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•
will not be entitled to have notes represented by the global note registered in their names;

•
will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the paying agent to DTC’s nominee as the registered holder of the global note. Neither the Issuer, the trustee nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither the Issuer nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•
DTC notifies the Issuer at any time that it is discontinuing providing its services as depositary for the global notes and a successor depositary is not appointed within 90 days;

•
DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

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The Issuer, at its option, notifies the trustee and paying agent that it elects to cause the issuance of certificated notes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain U.S. federal income tax considerations relating to the ownership and disposition of the notes by U.S. holders and non-U.S. holders (each as defined below) that purchase the notes pursuant to and at the price indicated on the cover of this prospectus supplement and hold such notes as capital assets for U.S. federal income tax purposes (generally, property held for investment purposes). No ruling from the U.S. Internal Revenue Service (“IRS”) has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will agree with the conclusions reached below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific holders (as defined below) in light of their particular circumstances (including holders that are directly or indirectly related to the Issuer and accrual method holders that have an “applicable financial statement”) or to holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or currencies or other holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities (including private foundations), retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, holders that hold a note as part of a straddle, hedge, conversion or other integrated transaction or U.S. holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations. In addition, this discussion does not apply to holders of the 2027 notes that may be redeemed or repurchased using the proceeds from this offering and invest in the notes; such holders are urged to consult their own tax advisors regarding the tax consequences of an investment in the notes.
As used in this discussion, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or an individual who is a resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
As used in this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the term “holder” means a U.S. holder or a non-U.S. holder.
If an entity treated as a partnership for U.S. federal income tax purposes invests in a note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the ownership and disposition of a note.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH PERSON CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.
U.S. Holders
Interest on the Notes
In general, interest payable on a note will be taxable to a U.S. holder as ordinary interest income when it is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. The notes are not expected to be issued with more than de minimis original issue discount (“OID”). However, if the notes are issued with more than de minimis OID, each U.S. holder of a note of such series generally will be required to include OID in income (as interest) as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. holder receives any payment attributable to such income. The remainder of this discussion assumes that the notes are not issued with more than de minimis OID.
Sale, Exchange, Retirement or Other Taxable Disposition of the Notes
Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other taxable disposition (other than any amount attributable to accrued stated interest, which, if not previously included in such U.S. holder’s income, will be taxable as interest income to such U.S. holder) and such U.S. holder’s adjusted tax basis in such note. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. holder has held such note for more than one year at the time of such sale, exchange, retirement or other taxable disposition. Net long-term capital gain of certain non-corporate U.S. holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.
Medicare Tax
In addition to regular U.S. federal income tax, certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on a note and net gain from the sale, exchange, retirement or other taxable disposition of a note.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments to a U.S. holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a note, unless such U.S. holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by such U.S. holder on a timely basis to the IRS.
Non-U.S. Holders
General
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “FATCA Withholding”:
(a)
payments of principal, interest and premium with respect to a note owned by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax; provided that, in the case of amounts treated as payments of interest:

(i)
such amounts are not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (and, if a tax treaty applies, such amounts are not attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder);

(ii)
such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote;

(iii)
such non-U.S. holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to the Issuer through stock ownership;

(iv)
such non-U.S. holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

(v)
the certification requirements described below are satisfied; and

(b)
except with respect to any amount that is attributable to accrued but unpaid interest, which will generally be taxed as described above, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other taxable disposition of a note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States), in which event such gain generally will be subject to U.S. federal income (but not withholding) tax in the manner described below, or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other taxable disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (a)(v) above generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E or other appropriate substitute form), signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a U.S. person and that no withholding is required pursuant to FATCA (defined below). U.S. Treasury regulations provide additional rules for a note held through one or more intermediaries or pass-through entities.
If the requirements set forth in clause (a) above are not satisfied with respect to a non-U.S. holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.
If a non-U.S. holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a note or gain recognized on the sale, exchange, retirement or other taxable disposition of a note are effectively connected with the conduct of such trade or business (and, if a tax treaty applies, such interest is attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder), such non-U.S. holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such non-U.S. holder generally will be subject to U.S. federal income tax (but not the Medicare tax described above) on such interest or gain in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
Information Reporting and Backup Withholding
Amounts treated as payments of interest on a note to a non-U.S. holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such non-U.S. holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of interest to certain U.S. holders generally will not apply to amounts treated as payments of interest to a non-U.S. holder if such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange, retirement or other taxable disposition of a note by a non-U.S. holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. holders; provided that the proceeds are paid to the non-U.S. holder outside the United States. However, proceeds from the sale, exchange, retirement or other taxable disposition of a note by a non-U.S. holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such non-U.S. holder outside the United States, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other taxable disposition of a note by a non-U.S. holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished by such non-U.S. holder on a timely basis to the IRS.
FATCA Withholding
Sections 1471 to 1474 of the Code and related U.S. Treasury guidance (commonly referred to as “FATCA”), generally impose a withholding tax of 30% on interest income on the notes if paid to a foreign financial institution (other than with respect to interest that is effectively connected with the conduct of a trade or business within the United States), unless such institution either (i) enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners) or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, complies with modified requirements, including in some cases providing local revenue authorities with similar account holder information. FATCA also generally imposes a withholding tax of 30% on interest income on the notes if paid to a non-financial foreign entity (other than with respect to interest that is effectively connected with the conduct of a trade or business within the United States) unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity or unless certain exceptions apply or they agree to provide certain information to other revenue authorities for transmittal to the IRS. Holders are urged to consult with their tax advisors regarding the possible implications of FATCA on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, plans, accounts, or arrangements that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan with respect to which the Issuer or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any exemption will apply to all possible prohibited transactions that might occur in connection with an investment in the notes, or that all of the conditions of any such exemptions will be satisfied.
Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of such a governmental, non U.S. or church plan considering an investment in the notes should consult with its counsel before purchasing the notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Representations
Accordingly, by acceptance of a note (including any interest in a note) each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Additionally, each purchaser of a note that is using assets of any Covered Plan to acquire or hold a note (including any interest in a note) will be deemed to represent that none of the Issuer, the underwriters or any of the Issuer’s or their respective affiliates has acted as the Covered Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire any note.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Neither this discussion nor anything in this prospectus supplement or the accompanying prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the notes is consistent with ERISA, the Code and any Similar Laws, as applicable.
Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING
We have entered into an underwriting agreement with Deutsche Bank Securities Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC and SG Americas Securities, LLC, as representatives of the underwriters, with respect to the notes. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us (severally and not jointly), the principal amount of the notes that appears opposite their respective names in the table below.
Underwriters	Principal Amount of Notes to be Purchased
Deutsche Bank Securities Inc.	$
BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
SG Americas Securities, LLC
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the notes offered if any of them are purchased. The underwriting agreement provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement and may offer the notes to dealers at a price that represents a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than    % of the principal amount of the notes to other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:
Underwriting Discounts paid by us on the Notes
Per Note		%
Total	$
We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $      million.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
We have agreed that, for a period from the date of this prospectus supplement through and including the closing of this offering, we will not, without the prior written consent of Deutsche Bank Securities Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC and SG Americas Securities, LLC, offer for sale, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, or enter into any swap or other agreement that transfers any of the economic consequences of ownership of, or file a registration statement with the SEC relating to, any securities substantially similar to the notes.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of such notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, insurance and reinsurance related brokering, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed, and may in the future perform, various commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer or its affiliates. Because the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement
We expect that delivery of the notes will be made against payment therefor on or about      , 2026, which will be the       business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+  ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+   , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day before their date of delivery should consult their own advisor.
Selling Restrictions
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS
The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS
The notes are not intended to be offered, sold, distributed, or otherwise made available to and should not be offered, sold, distributed, or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling, or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling, or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
In the UK, this prospectus supplement is for distribution only to, and is directed only at, persons who (i) have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to in Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) by operation of law; or (4) as specified in Section 276(7) of the SFA.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1) (a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus supplement and the accompanying prospectus relates. The address of that website is www.sec.gov.
Our website is www.jackson.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus supplement and the accompanying prospectus, the information on, or accessible through, our website or any other website that is referred to in this prospectus supplement and the accompanying prospectus is not part of this prospectus supplement or the accompanying prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:
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Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026;

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Portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025; and

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Our Current Reports on Form 8-K filed with the SEC on January 6, 2026 (solely with respect to the information contained therein that is filed pursuant to Items 3.02 and 8.01), February 11, 2026, March 19, 2026, March 27, 2026, April 9, 2026 (solely with respect to the information contained therein that is filed pursuant to Item 5.02) and May 26, 2026.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.
You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”
LEGAL MATTERS
Certain legal matters in connection with the notes will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past provided, and may continue to provide, legal services to us or our affiliates.
EXPERTS
The consolidated financial statements of Jackson Financial, Inc. as of December 31, 2025 and 2024, and for each of the years in the three year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference in the registration statement in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
JACKSON FINANCIAL INC.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Hybrid Securities Combining Elements of the Foregoing

This prospectus relates to debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units and hybrid securities combining one or more elements of the foregoing that we or, if applicable, a selling securityholder, may offer and sell at any time and from time to time in one or more transactions. This prospectus contains a general description of these securities. The specific terms of the securities will be contained in one or more supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by one or more prospectus supplements. Prospectus supplements may add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus and each applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and each applicable prospectus supplement, before you invest in any of the securities to which this prospectus relates.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “JXN.” Our depositary shares, each representing a 1/1,000th interest in a share of our Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A, are listed on the NYSE under the symbol “JXN PR A.” We have not yet determined whether any of the other securities that may be offered by this prospectus and one or more applicable prospectus supplements will be listed on any exchange, inter-dealer quotation system or over-the-counter market.
The securities to which this prospectus relates may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. For additional information, you should refer to “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of the securities to which this prospectus relates, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them or us, will be set forth or will be calculable based on information included or incorporated by reference in an applicable prospectus supplement.

Investing in the securities to which this prospectus relates involves risks. See “Risk Factors” included on page 4 of this prospectus and in any applicable prospectus supplement, in addition to the risk factors that are incorporated by reference in this prospectus or any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 17, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or, if applicable, a selling securityholder, may offer and sell, at any time and from time to time, the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement to which it relates. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules require an agreement or document to be filed as an exhibit to the registration statement, you should see that agreement or document for a complete description of these matters. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
You should also carefully read and consider the information included in this prospectus and each applicable prospectus supplement together with the documents we have incorporated by reference in this prospectus or an applicable prospectus supplement. Information incorporated by reference after the date of this prospectus forms a part of this prospectus and may add, update or change information contained in this prospectus or any earlier prospectus supplement. Any such information that is inconsistent with this prospectus or an earlier prospectus supplement shall be deemed to supersede the information in this prospectus or that earlier prospectus supplement.
Except where otherwise specified or as the context may otherwise require in this prospectus, references to “we,” “us,” “our” and the “Company” are to Jackson Financial Inc. and its consolidated subsidiaries, and references to “JFI” or the “Issuer” are to Jackson Financial Inc. only.
We hold various service marks, trademarks and trade names, such as Jackson National Life Insurance Company (“Jackson National Life”), Jackson, Jackson National Life, Brooke Life Insurance Company, Jackson National Asset Management LLC, Jackson of NY, our logo design, and MarketProtector, MarketProtector Advisory, Jackson RateProtector, Elite Access, Elite Access Advisory II, Perspective II, Perspective Advisory II, Jackson Market Link Pro and Financial Freedom for Life, that we deem particularly important to the advertising activities conducted by each of our businesses. Solely for convenience, the service marks, trademarks and trade names referred to in this prospectus are listed without the SM and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these service marks, trademarks and trade names. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies that are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus or an applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities to which this prospectus relates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document or such other date specified in the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS — CAUTIONARY LANGUAGE
Certain statements made in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement is a statement that is not a historical fact and includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.
Factors that could cause actual results to differ materially from those in the forward-looking statements include those related to conditions in global financial markets and the economy, our ratings, liquidity and capital management, our product design, assumptions, and models, the distribution of our products, legal, tax and regulatory matters, information technology, security and data, and other factors and risks, including but not limited to, those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K, as supplemented in Part II, Item 1A. Risk Factors in Quarterly Reports on Form 10-Q filed subsequent to our most recent Annual Report on Form 10-K and elsewhere in our filings with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

JACKSON FINANCIAL INC.
We help Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life. We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market position is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging United States population transitions into retirement.
We offer a diverse suite of annuities to retail investors in the United States. Our variable annuities have been among the best-selling products of their kind in the United States primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed index, fixed, and payout annuities. In 2021, we successfully launched Jackson Market Link Pro and Jackson Market Link Pro Advisory, our commission and advisory-based suite of registered index linked annuities (“RILAs”). In the second quarter of 2023, we enhanced our RILA suite of products with the launch of Jackson Market Link Pro II and Jackson Market Link Pro Advisory II.
We sell our products through an industry-leading distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, independent registered investment advisors, third-party platforms and insurance agents. We were the ninth largest retail annuity company in the United States for the year ended December 31, 2023, according to the latest available report from Life Insurance Marketing and Research Association, a worldwide insurance and related financial services trade association, as measured by sales.
Our operating platform is scalable and efficient. We administer approximately 79% of our in-force policies on our in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. We believe that our operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service while maintaining a combined statutory operating expense-to-asset ratio of 27 basis points at our principal insurance company subsidiaries for the year ended December 31, 2023, which we believe is among the lowest in the life and annuity industry.
Our principal executive office is located at 1 Corporate Way, Lansing, Michigan 48951, and our telephone number at that address is (517) 381-5500.

RISK FACTORS
Investing in securities to which this prospectus relates involves risks. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties under Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K, as supplemented in Part II, Item 1A. Risk Factors in Quarterly Reports on Form 10-Q filed subsequent to our most recent Annual Report on Form 10-K and elsewhere in our filings with the SEC, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement. See the section entitled “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS
Unless otherwise stated in any applicable prospectus supplement, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing securities and/or similar assets as we may determine.

GENERAL DESCRIPTION OF SECURITIES
We or a selling securityholder may under this prospectus offer debt securities; common stock; preferred stock; depositary shares; warrants to purchase debt securities, common stock or preferred stock; purchase contracts; units; any combination of the foregoing, either individually or as units consisting of two or more securities; or hybrid securities consisting of a combination of features of any of the foregoing.
The following description of the terms of the securities we or a selling securityholder may offer under this prospectus sets forth some general terms and provisions of these securities. The particular terms of securities offered by us or a selling securityholder under this prospectus and the extent, if any, to which the general terms set forth in this prospectus do not apply to those securities will be described in one or more prospectus supplements. In addition, if we or a selling securityholder offer two or more securities as units, the terms of the units will be described in one or more prospectus supplements. To the extent the information contained in any applicable prospectus supplement differs from the general description set forth in this prospectus, you should rely on the information in that prospectus supplement.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
General
We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The junior subordinated debt securities that we may offer are described below under “Description of Junior Subordinated Debt Securities.”
Unless the applicable prospectus supplement states otherwise:
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we will issue the senior debt securities in one or more series under the senior indenture, dated as of November 23, 2021, between Jackson Financial Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and

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we will issue subordinated debt securities in one or more series under a subordinated indenture, which we refer to as the “subordinated indenture,” to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

We refer to the senior indenture and the subordinated indenture as the indentures.
The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of that series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit our ability to incur other debt.
The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.
Ranking of the Debt Securities
The debt securities will be direct, unsecured obligations of the Issuer. The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the subordinated indenture). See “— Subordination under the Subordinated Indenture.”
The Issuer is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the debt securities. As a consequence, our ability to satisfy our obligations under the debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders.
Terms of the Debt Securities
We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our Board of Directors or an authorized committee thereof (the “Board”).
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
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the title of the debt securities of the series;

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whether the debt securities are senior debt securities or subordinated debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the price or prices at which the Issuer will sell the debt securities;

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the maturity date or dates of the debt securities of the series;

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the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;

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the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined and the record date for determining who is entitled to the interest payable on any interest payment date;

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with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

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if the Issuer possesses the option to do so, the periods within which and the prices at which the Issuer may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;

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the Issuer’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which the Issuer will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which the Issuer must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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the currency, currencies or currency unit in which the Issuer will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of, or additions to, the events of default or the Issuer’s covenants with respect to the applicable series of debt securities;

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the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for common stock or other securities or property of the Issuer, including the conversion or exchange price (which may be adjusted), or method of determining the conversion or exchange price, and the conversion or exchange period;

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whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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the depositary for global or certificated debt securities;

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the forms of the debt securities;

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if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

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any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;

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any restrictions on the registration, transfer or exchange of the debt securities;

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whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and

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any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts.”
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of the Issuer’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Special Payment Terms of the Debt Securities
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Denominations, Registration and Transfers
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
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DTC notifies the Issuer that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and no successor depositary has been appointed for 90 days; or

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the Issuer determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by the Issuer or to a nominee of such successor depositary.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the Issuer under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as the Issuer may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Issuer and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to debt securities of each series. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the Issuer, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer at its option and upon its request or (if then held by the Issuer) will be discharged from such trust, and the holder of such debt security thereafter may look only to the Issuer for payment thereof.

Redemption
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.
Redemption Price
Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.
Notice of Redemption
Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the relevant indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.
Restrictive Covenants Applicable to Senior Debt Securities
Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:
Limitation on Liens on Stock of Certain Subsidiaries
So long as any senior debt securities are outstanding, neither the Issuer nor any of its subsidiaries will, at any time directly or indirectly, create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any shares of capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of:
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Jackson National Life;

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any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer; or

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any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor.

However, this restriction will not apply if the senior debt securities then outstanding are equally and ratably secured with such secured debt so long as such debt is so secured.
Limitations on Dispositions of Stock of Certain Subsidiaries
So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and transfers of assets, neither the Issuer nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:
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Jackson National Life;

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any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer; or

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any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor;

except for, in each case:
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a sale or other disposition of any shares of such capital stock to the Issuer or to one of its direct or indirect wholly-owned subsidiaries;

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a sale or other disposition of any shares of such capital stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or

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a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Issuer’s request or the request of any subsidiary of the Issuer.

Covenants Applicable to Senior and Subordinated Debt Securities
Consolidation, Merger, Transfer of Assets and Other Transactions
So long as any debt securities are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:
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the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the debt securities and the indenture;

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immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

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the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.
Reporting Covenant
For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the indentures will require the Issuer to file with the trustee and make available to holders of the debt securities (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Issuer’s obligations hereunder.
Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the relevant indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the relevant indenture.

Events of Default, Notice and Waiver
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:
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the Issuer’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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the Issuer’s failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series;

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the Issuer’s failure to observe or perform any other of the covenants or agreements with respect to such series for 90 days after written notice of such failure is given to the Issuer by the trustee, or to the Issuer and the trustee by the holders of at least 25% in principal amount of the debt securities of that series outstanding;

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certain defaults with respect to the Issuer’s indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; and

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certain events of bankruptcy, insolvency or reorganization of the Issuer.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization of the Issuer) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Issuer, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
The trustee may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of a debt security of any series may institute any action against the Issuer under either of the indentures (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
The Issuer is required to furnish annually to the trustee statements as to the Issuer’s compliance with all conditions and covenants under each indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.
Modification and Waiver
Under the indentures, the Issuer and the applicable trustee may supplement the indentures for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of debt securities of any series, without the consent of those holders. The Issuer and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification that would:
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extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

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reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

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change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the indentures;

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change the currency in which any debt security or any premium or interest is payable;

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impair the right to enforce any payment on or with respect to any debt security;

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adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

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reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

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reduce the requirements contained in the indentures for the consent of holders of any debt securities; or

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modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive the Issuer’s compliance with certain covenants contained in such indenture.

Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, the Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the debt securities notwithstanding its prior exercise of its covenant defeasance option.
Subordination under the Subordinated Indenture
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).
For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:
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the principal of and premium, if any, and interest due in respect of indebtedness of the Issuer for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by the Issuer;

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all obligations of the Issuer as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Issuer is a party;

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all obligations of the Issuer issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

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all obligations of the Issuer for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all obligations of the Issuer in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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all obligations of the types referred to above of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer).

“Senior indebtedness” does not include:
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indebtedness or monetary obligations to trade creditors created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services; or

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any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
Unless otherwise noted in the accompanying prospectus supplement, if the Issuer defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of the Issuer has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, the Issuer will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.
If any of the following events occurs, the Issuer will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:
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any dissolution, winding up, liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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any general assignment by the Issuer for the benefit of creditors;

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any marshaling of the Issuer’s assets or liabilities for the benefit of creditors;

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other similar proceedings.

In such event, any payment by the Issuer or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
Neither of the indentures limits the issuance of additional senior indebtedness.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.
The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
General
We may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.
Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture, which we refer to as the “junior subordinated indenture”), to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee.
The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that we may issue and provides that we may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit our ability to incur other debt.
The form of junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.
Ranking of the Junior Subordinated Debt Securities
The junior subordinated debt securities will be direct, unsecured obligations of the Issuer and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “— Subordination under the Junior Subordinated Indenture.”
The Issuer is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the junior subordinated debt securities. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the junior subordinated debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the junior subordinated debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the junior subordinated debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders.
Terms of the Junior Subordinated Debt Securities
We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our Board.
The prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:
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the title of the junior subordinated debt securities of the series;

•
any limit upon the aggregate principal amount of the junior subordinated debt securities of the series;

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the price or prices at which the Issuer will sell the junior subordinated debt securities;

•
the maturity date or dates of the junior subordinated debt securities of the series;

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the rate or rates of interest at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;

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the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined and the record date for determining who is entitled to the interest payable on any interest payment date;

•
the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

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whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;

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if the Issuer possesses the option to do so, the periods within which and the prices at which the Issuer may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;

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the Issuer’s obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which the Issuer will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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the denominations in which the junior subordinated debt securities will be issued if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which the Issuer must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;

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the currency, currencies or currency unit in which the Issuer will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

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provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or the Issuer’s covenants with respect to the applicable series of junior subordinated debt securities;

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the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;

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the terms, if any, upon which the holders may or are required to convert or exchange such junior subordinated debt securities into or for common stock or other securities or property of the Issuer, including the conversion or exchange price (which may be adjusted), or method of determining the conversion or exchange price, and the conversion or exchange period;

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whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;

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the depositary for global or certificated junior subordinated debt securities;

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the forms of the junior subordinated debt securities;

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if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;

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any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;

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any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;

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any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;

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whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and

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any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.
Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants” and “Description of Purchase Contracts.”
Option to Defer Payment of Interest
If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, we may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of the Issuer’s common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

Special Payment Terms of the Junior Subordinated Debt Securities
Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.
Denominations, Registration and Transfers
Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
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DTC notifies the Issuer that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

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the Issuer determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by the Issuer or to a nominee of such successor depositary.
If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the Issuer under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as the Issuer may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Issuer and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the Issuer, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer at its option and upon its request or (if then held by the Issuer) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to the Issuer for payment thereof.
Redemption
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.
Redemption Price
Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.
Notice of Redemption
Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the junior subordinated indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.
Consolidation, Merger, Transfer of Assets and Other Transactions
So long as any junior subordinated debt securities are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:
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the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the junior subordinated debt securities and the junior subordinated indenture;

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immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

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the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the junior subordinated indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.
Reporting Covenant
For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the junior subordinated indenture will require the Issuer to file with the trustee and make available to holders of the junior subordinated debt securities (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Issuer’s obligations hereunder.
Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the junior subordinated indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the junior subordinated indenture.
Events of Default, Notice and Waiver
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:
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certain events of bankruptcy, insolvency or reorganization of the Issuer; and

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any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization of the Issuer) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Issuer, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest (including any additional interest) on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.
The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.
The trustee may require indemnification satisfactory to it by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.
No holder of a junior subordinated debt security of any series may institute any action against the Issuer under the junior subordinated indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
The Issuer is required to furnish annually to the trustee statements as to the Issuer’s compliance with all conditions and covenants under the junior subordinated indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.
Modification of Junior Subordinated Debt Securities
Under the junior subordinated indenture, the Issuer and the trustee may supplement the junior subordinated indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of junior subordinated debt securities of any series, without the consent of those holders. The Issuer and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification that would:
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except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including additional interest) thereon, or reduce any premium payable upon the redemption thereof;

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reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

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change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

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change the currency in which any junior subordinated debt security or any premium or interest is payable;

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impair the right to enforce any payment on or with respect to any junior subordinated debt security;

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adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

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reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults;

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reduce the requirements contained in the junior subordinated indenture for the consent of holders of any junior subordinated debt securities; or

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modify any of the above provisions.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.
Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, the Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the junior subordinated debt securities of or within any series (except as otherwise provided in the junior subordinated indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the junior subordinated debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such junior subordinated debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.
Subordination under the Junior Subordinated Indenture
The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:
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the principal of and premium, if any, and interest due in respect of indebtedness of the Issuer for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by the Issuer (other than junior subordinated debt securities);

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all obligations of the Issuer as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Issuer is a party;

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all obligations of the Issuer issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

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all obligations of the Issuer for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all obligations of the Issuer in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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all obligations of the types referred to above of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer).

“Senior indebtedness” does not include:
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indebtedness or monetary obligations to trade creditors created or assumed by the Issuer in the ordinary course of business in connection with the obtaining of materials or services; or

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any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
Unless otherwise noted in the accompanying prospectus supplement, if the Issuer defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of the Issuer has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, the Issuer will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest (including any additional interest) on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.
If any of the following events occurs, the Issuer will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:
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any dissolution, winding up, liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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any general assignment by the Issuer for the benefit of creditors;

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any marshaling of the Issuer’s assets or liabilities for the benefit of creditors; or

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other similar proceedings.

In such event, any payment by the Issuer or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
The junior subordinated indenture does not limit the issuance of additional senior indebtedness.
Governing Law
The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.
The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK
We have provided below a summary description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the full text of our fourth amended and restated certificate of incorporation, effective as of May 23, 2024 (our “certificate of incorporation”), our amended and restated bylaws, effective as of December 8, 2022 (our “bylaws”), and the Deposit Agreement, dated as of March 13, 2023 (the “Deposit Agreement”), among us, Equiniti Trust Company, as depositary, and the holders from time to time of the Depositary Shares (as defined below). You should read the full text of our certificate of incorporation and bylaws, as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and, in the case of our Depositary Shares, the Deposit Agreement, for additional information.
References in this section to “we,” “us” and “our” refer to Jackson Financial Inc. and not to any of its subsidiaries.
General
Under our certificate of incorporation, we have authority to issue (i) 1,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 100,000,000 shares of preferred stock, par value $1.00 per share. With respect to the preferred stock, 24,000 shares have been designated as Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and the remaining 99,976,000 are undesignated. Our Board is authorized without further shareholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our Board may determine at the time of issuance. As of December 31, 2024, 73,380,643 shares of our Common Stock are issued and outstanding, and 22,000,000 depositary shares are issued and outstanding, each representing a 1/1,000th interest in a share of our Series A Preferred Stock (the “Depositary Shares”).
Common Stock
Voting Rights
Holders of Common Stock are entitled to one vote per share.
Except as required by applicable law, the rules and regulations of any stock exchange applicable to us or the limited voting rights applicable to the Series A Preferred Stock, and except with respect to the election of directors, all matters to be voted on by common shareholders at a meeting at which a quorum is present must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon. In all director elections other than uncontested elections or as described below under “Preferred Stock — Existing Series A Preferred Stock — Voting Rights — Right to Elect Two Directors upon Nonpayment,” the nominees for director shall be elected by a plurality of the votes cast, meaning that the number of nominee directors on the slate of candidates who receive the most votes of the common shareholders present or represented by proxy and entitled to vote at the annual meeting will be the elected directors. In uncontested elections, the election of directors is determined by the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon.
Dividends
Subject to any preferences applicable to any outstanding series of our preferred stock, holders of our Common Stock are entitled to receive dividends out of any of our funds legally available therefor when, as and if declared by the Board in its discretion.
Liquidation
In the event of our dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, after payment of our debts and liabilities of the Company and all preferential amounts required to be paid to the holders of any outstanding series of our preferred stock, our remaining assets legally available for distribution to common shareholders, if any, will be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.
Other Provisions
The holders of our Common Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Common Stock is not subject to future calls or assessments by us. The rights and privileges of holders of our Common Stock are subject to the rights and privileges of the Series A Preferred Stock and any additional series of preferred stock that we may issue in the future.
Listing
Our Common Stock is listed on the NYSE under the symbol “JXN.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Equiniti Trust Company.
Preferred Stock
Under our certificate of incorporation, our Board has the authority, without further action by our shareholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of December 31, 2024, 24,000 shares of our authorized preferred stock are outstanding and have been designated as Series A Preferred Stock.
Because the Board has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our Common Stock, which could adversely affect the holders of the Common Stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our shareholders.
Existing Series A Preferred Stock
The Series A Preferred Stock represents a single series of our authorized preferred stock. The Series A Preferred Stock is not convertible into, or exchangeable for, shares of our Common Stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of ours for their repurchase or retirement. The Series A Preferred Stock is not subject to future assessments by us.
Dividends
Holders of the Series A Preferred Stock are entitled to receive, only when, as and if declared by our Board (or a duly authorized committee of the Board), noncumulative cash dividends applied to the liquidation amount of $25,000 per share of the Series A Preferred Stock on each dividend payment date for each dividend period. Dividends accrue as follows:
•
from the original issue date of the Series A Preferred Stock to, but excluding, March 30, 2028 at a rate per annum equal to 8.000%; and

•
from, and including, March 30, 2028, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the applicable reset dividend determination date plus 3.728%.

A “dividend payment date” means March 30, June 30, September 30 and December 30 of each year, provided that if any such date is not a business day, then the dividend payment date shall be the next succeeding business day (without any adjustment in the amount of the dividends paid).

A “dividend period” means each period from, and including, a dividend payment date and continuing to, but excluding, the next succeeding dividend payment date. As that term is used herein, each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date.
A “reset date” means March 30, 2028 and each date falling on the fifth anniversary of the preceding reset date.
A “reset period” means the period from and including March 30, 2028 to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.
A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.
If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series A Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above), we may, in our sole discretion, initiate a process to determine whether there is an industry-accepted successor rate and, if so determined, any adjustments needed to implement that successor rate or to adjust it to make it comparable to the then-applicable base rate (which, as of the original issue date of the Series A Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate. If we, in our sole discretion, do not initiate that process or the process indicates there is no industry-accepted successor rate to then-applicable base rate, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 4.272%.
“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.
Dividends on shares of the Series A Preferred Stock are not cumulative and are not mandatory. If a dividend on the Series A Preferred Stock is not declared in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend accrued for such dividend period, whether or not our Board (or a duly authorized committee of the Board) declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or on our Common Stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this description refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
Dividends will be payable to holders of record as they appear on the applicable record date, which will be the 15th calendar day before the applicable dividend payment date, or such other record date fixed by our Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.

The amount of dividends payable per share of the Series A Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
During any dividend period, so long as the Series A Preferred Stock is outstanding, unless the full dividends for the preceding dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside (for the avoidance of doubt, there was no preceding dividend period for the initial dividend period):
(i)
no dividend shall be declared, paid, or set aside for payment and no distribution shall be declared, made, or set aside for payment on any junior stock, such as the Common Stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under such plan),

(ii)
no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one share of junior stock for or into another share of junior stock, (3) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (4) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged, (5) purchases of our Common Stock pursuant to contractually binding requirement to buy common stock existing prior to the preceding dividend period, including, in each case, under a contractually binding stock repurchase program, and (6) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(iii)
no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock (other than the exchange or conversion of such parity stock for or into shares of junior stock).

If dividends are not declared and paid in full upon the shares of the Series A Preferred Stock and any parity stock, all dividends declared upon shares of the Series A Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of the Series A Preferred Stock, and accrued dividends for the then-current dividend period per share of any parity stock (including, in the case of any parity stock that bear cumulative dividends, all accrued and unpaid dividends), bear to each other.
Subject to the considerations described above, dividends (payable in cash, stock, or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on any securities, including common stock, any other junior stock and any parity stock from time to time out of any assets legally available for such payment, and holders of Series A Preferred Stock will not be entitled to participate in any such dividend.
Redemption
The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. Holders of Series A Preferred Stock have no right to require the redemption or repurchase of any shares of Series A Preferred Stock.
We may also, upon notice, at our option, redeem the shares of the Series A Preferred Stock:
a)
in whole but not in part at any time prior to March 30, 2028, (i) within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, or (ii) within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), or

b)
in whole or in part, from time to time, on or after March 30, 2028, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued but unpaid dividends to, but excluding, the redemption date.

Dividends will cease to accrue on the shares of the Series A Preferred Stock called for redemption from, and including, the redemption date.
For the purposes of the preceding paragraph:
“rating agency event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:
•
the shortening of the length of time the Series A Preferred Stock is assigned a particular level of equity credit by that rating agency as compared to the length of time it would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock; or

•
the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock.

“regulatory capital event” means our good faith determination that, as a result of:
•
any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of our regulatory capital that is enacted or becomes effective after March 13, 2023,

•
any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after March 13, 2023, or

•
any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after March 13, 2023, there is more than an insubstantial risk that the liquidation preference per share of the Series A Preferred Stock outstanding from time to time would not qualify as capital (or a substantially similar concept) for purposes of any group capital standard to which we are or will be subject.
If we become subject to capital regulation and the Series A Preferred Stock is included in our regulatory capital, the redemption of the Series A Preferred Stock and the Depositary Shares may be subject to our receipt of any required prior approval from a capital regulator and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.
Notice of redemption shall be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed at least 30 days and not more than 60 days prior to the date fixed for redemption (provided that if the Series A Preferred Stock or any Depositary Shares are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Each notice will state: (i) the redemption date; (ii) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all shares of the Series A Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price or the manner of its calculation; and (iv) if Series A Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.
If notice of redemption of any shares of Series A Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, the funds necessary for the redemption have been set aside, separate and apart from its other funds, in trust for the pro rata benefit of the holders of record of any shares of Series A Preferred Stock so called for redemption, then from and after the redemption date, those shares will no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
Liquidation Rights
In the event of liquidation, dissolution or winding up, whether voluntary or involuntary, holders of the Series A Preferred Stock are entitled to receive in full a liquidating distribution of $25,000 per share of Series A Preferred Stock (the “liquidation preference amount”), plus dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends, before we make or set aside any distribution of assets to the holders of Common Stock or any other junior stock. Holders of Series A Preferred Stock are not entitled to any other amounts from us after they have received their full liquidating distribution.
If our assets are not sufficient to pay the full liquidating distribution to holders of Series A Preferred Stock and holders of parity stock, the amounts paid to the holders of Series A Preferred Stock and holders of any parity stock are to be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders, plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends.
For purposes of the liquidation rights, none of the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute our liquidation, dissolution or winding-up.
Voting Rights
Except as provided below or as otherwise required by law, the holders of the Series A Preferred Stock have no voting rights.
Right to Elect Two Directors upon Nonpayment
If and when the dividends on the Series A Preferred Stock and any other class or series of our preferred stock that ranks equally with the Series A Preferred Stock and that has voting rights equivalent to those described in this paragraph (“voting parity stock”), have not been declared and paid (i) in the case of the Series A Preferred Stock and any other class or series of voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (a “nonpayment event”), the authorized number of directors then constituting our Board will automatically be increased by two. Holders of the Series A Preferred Stock, together with the holders of any outstanding shares of voting parity stock, voting together as a single class, will be entitled to elect the two additional members of our Board (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series A Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below; provided it shall be a qualification for any such preferred stock director that election of any preferred stock directors would not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our Board shall at no time have more than two preferred stock directors (including, for purposes of this limitation, all directors that the holders of any series of voting parity stock are entitled to elect pursuant to like voting rights).
At any time after this voting power has vested as described above, our secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series A Preferred Stock and voting parity stock (addressed to the secretary at our principal office) must, call a special meeting of the holders of the Series A Preferred Stock and voting parity stock for the election of the preferred stock directors; provided that if any such written request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders such election shall be held only at such next annual or special meeting of shareholders. Such request to call such a special meeting shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or voting parity stock, and delivered to our secretary. If our secretary fails to call a special meeting within 20 days after receiving proper notice, then any holder of shares of the Series A Preferred Stock may (at our expense) call a special meeting for the election of the preferred stock directors, and for that purpose shall have access to our stock ledger.
Whenever full dividends have been paid on the Series A Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series A Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any future nonpayment event, which, for the avoidance of doubt, will not be based on failure to declare or pay dividends for any quarterly dividend period on which a prior nonpayment event was based), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our Board will be reduced accordingly.
Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and voting parity stock, when they have the voting rights described above (voting together as a single class). The preferred stock directors elected at any such special meeting shall hold office until the next annual meeting of our shareholders unless they have been previously terminated as above provided. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our Board to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock director or if no preferred stock director remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.
Other Voting Rights
So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting separately as a class, will be required to:
•
authorize or increase the authorized amount of, or issue shares of any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•
amend the provisions of our certificate of incorporation so as to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series A Preferred Stock (whether such dividends are cumulative or noncumulative) in the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock; or

•
consolidate with or merge into any other corporation unless the shares of Series A Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series A Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds will have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.
No voting parity stock is currently outstanding.

No Preemptive and Conversion Rights
Holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Transfer Agent, Registrar, Dividend Disbursement Agent and Redemption Agent
Equiniti Trust Company is the depositary, transfer agent, registrar, dividend disbursement agent and redemption agent for the Series A Preferred Stock.
Depositary Shares
Dividends and Other Distributions
Each dividend on a Depositary Share will be in an amount equal to 1/1,000th of the dividend declared on each share of Series A Preferred Stock.
Equiniti Trust Company, as the dividend disbursement agent, will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of Depositary Shares in proportion to the number of the Depositary Shares held by each holder on the relevant record date. The dividend disbursement agent will distribute any distribution received by it other than cash, rights, preferences or privileges upon the Series A Preferred Stock to the record holders of Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, adopt such method as it deems equitable and practicable including selling the property and distributing the net proceeds from the sale to the holders of Depositary Shares in proportion to the number of Depositary Shares they hold.
Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series A Preferred Stock.
The amounts distributed to holders of Depositary Shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of the Depositary Shares
If we redeem the Series A Preferred Stock represented by the Depositary Shares, a corresponding number of Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series A Preferred Stock (equivalent to $25 per Depositary Share or, in the case of a rating agency event, $25.50 per Depositary Share), plus a proportional amount equal to any accrued but unpaid dividends to, but excluding, the redemption date, on the shares of the Series A Preferred Stock. Whenever we redeem shares of the Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series A Preferred Stock so redeemed.
In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by the depositary pro rata, by lot or by such other method in accordance with DTC’s procedures. If fewer than all of the Depositary Shares are redeemed, the depositary will deliver to the holder of such shares, upon its surrender to the depositary, together with the redemption payment, a new depositary receipt evidencing the Depositary Shares evidenced by the prior receipt and not called for redemption.
The depositary will, if requested in writing, mail (or otherwise transmit by an authorized method) notice of redemption to holders of Depositary Shares not less than 10 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the Depositary Shares.

Voting of the Depositary Shares
When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will, if requested in writing, mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of Depositary Shares relating to the Series A Preferred Stock. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of whole shares of the Series A Preferred Stock represented by the Depositary Shares evidenced by such record holder’s depositary receipts. Although each Depositary Share is entitled to 1/1,000th of a vote, the depositary can only vote whole shares of Series A Preferred Stock. To the extent possible, the depositary will vote the amount of the Series A Preferred Stock represented by the Depositary Shares as to which instructions are received and in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series A Preferred Stock represented by the Depositary Shares evidenced by such receipts.
Listing
The Depositary Shares are listed on the NYSE under the symbol “JXN PR A.”
Form of the Depositary Shares
The Depositary Shares were issued in book-entry form through DTC. The Series A Preferred Stock was issued in registered form to the depositary.
Depositary
Equiniti Trust Company is the depositary for the Depositary Shares.
Anti-Takeover Effects of our Certificate of Incorporation and By-Laws
Certain provisions of our certificate of incorporation and bylaws may discourage or make more difficult a takeover attempt that a shareholder might consider to be in his or her best interest. These provisions may also adversely affect prevailing market prices for our Common Stock. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board, which could result in an improvement of their terms.
Authorized but Unissued Shares of Common Stock
As of December 31, 2024, approximately 73,380,643 shares of our Common Stock were outstanding. The remaining shares of authorized and unissued Common Stock will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid.
Authorized but Unissued Shares of Preferred Stock
Under our certificate of incorporation, our Board has the authority, without further action by our shareholders, to issue up to 99,976,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive.

This may have the effect of delaying or preventing a change of control, may discourage bids for the Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our Common Stock.
Removal of Directors
Our bylaws provide that directors elected by holders of Common Stock may be removed, with or without cause, at any time upon the affirmative vote of holders of a majority of the then-outstanding shares of Common Stock, acting at a shareholder meeting. Any vacancy in our Board (other than in respect of directors elected by holders of Series A Preferred Stock as described above) shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
Shareholders Advance Notice Procedure
Our bylaws require advance notice for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our shareholders. The bylaws provide that any shareholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the shareholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company. To be timely, the shareholder’s notice must be delivered to our secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date of the preceding year’s annual meeting, or if no annual meeting was held during the preceding year, a shareholder’s notice must be delivered to our secretary not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.
No Shareholder Action by Written Consent
Our certificate of incorporation prohibits shareholders from acting by written consent. Shareholder action may be taken only at an annual meeting or special meeting of shareholders.
Special Meetings of Shareholders
Except as otherwise required by law and subject to the rights granted to holders of Series A Preferred Stock and any rights granted to holders of any other preferred stock then outstanding, special meetings of shareholders for any purpose may be called only by the chair of our Board, pursuant to a resolution of our Board adopted by at least a majority of the directors then in office, or by our corporate secretary upon written request of one or more record holders representing ownership of 25% or more of the total combined voting power of the outstanding shares of Common Stock entitled to vote on the business to be brought before the proposed special meeting.
Delaware Anti-Takeover Law
As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested shareholder” for a 3-year period following the time that such shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within 3 years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited, unless one of the following conditions is satisfied:

•
before the shareholder became an interested shareholder, our Board approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or

•
at or after the time the shareholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

This provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by our shareholders.
Insurance Regulations
The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our company, even if our Board decides that it is in the best interests of shareholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.
Limitation on Liability and Indemnification
Our certificate of incorporation contains provisions relating to the liability of our directors and officers. These provisions eliminate a director’s or officer’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:
•
any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

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for directors only, unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions;

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any transaction from which the director or officer derived an improper personal benefit; or

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an officer in any action by or in the right of the Company.

The principal effect of the limitation on liability provision is that stockholders will be unable to prosecute an action for monetary damages against a director or officer unless the stockholders can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of fiduciary duty. These provisions will not alter a director’s or officer’s liability under federal securities laws. The inclusion of this provision in our certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director or officer without the approval of our Board. Our bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.
We have entered into an indemnification agreement with each of our directors. The indemnification agreement provides our directors with contractual rights to the indemnification and expense advancement rights provided under our bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.
Choice of Forum
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although our certificate of incorporation contains the exclusive forum provisions described above, it is possible that a court could find that such provision is unenforceable. As permitted by Delaware law, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our certificate of incorporation related to choice of forum. Neither this provision nor the exclusive forum provision will mean that stockholders have waived our compliance with federal securities laws and the rules and regulations thereunder.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the preferred stock depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.
The description in any applicable prospectus supplement will be a summary. It will summarize only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not the summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in any applicable prospectus supplement.
An applicable prospectus supplement relating to any warrants we are offering will describe the specific terms relating to the offering. These terms will include some or all of the following:
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the title of the warrants;

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the aggregate number of warrants offered;

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the price or prices at which we will issue the warrants;

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the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants; and

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in an applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant warrant agreements, which will be filed with the SEC.

DESCRIPTION OF PURCHASE CONTRACTS
As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and we to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:
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The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

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The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

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The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

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The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

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Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

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The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

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The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

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The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units; and

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whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION
We or, if applicable, a selling securityholder, may sell the offered securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. An applicable prospectus supplement will describe the terms of the offering of the applicable securities and the method of distribution of those securities, including the following information, if applicable:
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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities from us;

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the net proceeds to us from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

General
Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in an applicable prospectus supplement.
Sale Through Underwriters or Dealers
If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.
We may offer the securities to which this prospectus relates to the public through an underwriting syndicate or through a single underwriter.
Unless any applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless an applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.
If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in an applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In an applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in an applicable prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in an applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in an applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in an applicable prospectus supplement. An applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Indemnification
We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
Unless any applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to apply to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in those securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the offered securities will have a liquid trading market.
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates, which may include short sales of the securities by counterparties or option, forward or other types of transactions that require delivery of securities to a counterparty, who may resell or transfer the securities offered under this prospectus.
Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Any such underwriters and distribution participants may be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Selling Securityholder
A selling securityholder may use this prospectus in connection with the offering of our securities for resale. An applicable prospectus supplement will identify the selling securityholder and the terms of the securities offered for resale. A selling securityholder may be deemed to be an underwriter in connection with the securities it resells and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. A selling securityholder will receive all the proceeds, and we will not receive any proceeds, from resales by that selling securityholder.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.
EXPERTS
The consolidated financial statements of Jackson Financial Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report appearing therein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.
Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings under Financials in the investor relations section of our website at investors.jackson.com. However, other than any documents expressly incorporated by reference in this prospectus or any applicable prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus or any applicable prospectus supplement.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024;

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Our Definitive Proxy Statement on Schedule 14A, dated April 9, 2024 (solely to the extent the information therein is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 8, 2024, August 7, 2024 and November 6, 2024, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 21, 2024 (solely with respect to Item 5.02) and May 29, 2024;

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The description of our common stock, par value $0.01 per share, and of our preferred stock that is included in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.
Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:
Attention: Investor Relations
Jackson Financial Inc.
1 Corporate Way
Lansing, Michigan 48951
(517) 381-5500

Jackson Financial Inc.
$      Senior Notes due

PROSPECTUS SUPPLEMENT
      , 2026

Joint Book-Running Managers
Deutsche Bank Securities	BNP PARIBAS	J.P. Morgan	SOCIETE GENERALE